UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2008

CommunitySouth Financial Corporation

(Exact name of registrant
as specified in its charter)

South Carolina	000-51896	20-0934786
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

6602 Calhoun Memorial Highway, Easley, South Carolina  29640

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code:  (864) 306-2540

Not Applicable

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.   Other Events.

CommunitySouth has financed purchases of several residential lots and the construction of several houses in a real estate development project on Lake Keowee, South Carolina (Oconee County) called Sweetwater.  Although the construction loans are nearly fully funded, the houses are in various stages of completion.  CommunitySouth has recently determined that these loans have been over-disbursed and the houses will not be completed on schedule.  CommunitySouth has approximately $4.9 million in secured loans to 11 borrowers in this development.  CommunitySouth has not yet taken any charge-offs but anticipates it will likely do so over the next several quarters.

CommunitySouth has engaged a builder to provide a cost estimate to complete each of the houses and is obtaining new appraisals on each of the loans.  However, it cannot at this time quantify its likely loss related to these loans or the extent to which the loss may be covered by insurance.

Forward-Looking Statements

This disclosure contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are provided to assist in the understanding of anticipated future financial performance. These statements (as well as other forward-looking statements that may be made by management) include, but are not limited to, descriptions of management’s plans, objectives or goals for future operations, and predictions, forecasts or other statements about future operations, including net charge-offs and other credit-related matters. However, such statements necessarily involve risks and uncertainties and there are a number of factors - many of which are beyond CommunitySouth’s control — that could cause the actual conditions, events, or results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from CommunitySouth’s actual results, please refer to CommunitySouth’s filings with the Securities and Exchange Commission. CommunitySouth undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this disclosure.

About CommunitySouth Bank & Trust:

CommunitySouth Bank & Trust (OTCBB: CBSO) commenced operations in the Upstate of South Carolina on January 18, 2005.  After completing what was at the time the largest initial public offering ever to fund a South Carolina-based bank, the Company capitalized with $30 million and has since grown assets to over $382 million. In operation for over three years, CommunitySouth is one of the fastest growing and most profitable de novo banks compared to peer banks that also opened during 2005.

CommunitySouth is headquartered in Easley, South Carolina and currently operates full-service offices in Greenville, Spartanburg, Anderson, Greer, Mauldin, and Easley. The Company also operates investment, insurance and mortgage divisions.

CommunitySouth offers a complete line of banking products and services, including commercial, consumer and mortgage loans, personal and business checking and savings accounts, free online banking and bill pay, nationwide free ATMs, free business courier service, remote deposit service, courtesy overdraft coverage, and more.

For additional information, please call us at 864-306-2540, toll-free at 866-421-CSBT, or visit www.communitysouthbankandtrust.com.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITYSOUTH FINANCIAL CORPORATION

By:	/s/ John W. Hobbs
Name:	John W. Hobbs
Title:	Chief Financial Officer

Dated: June 10, 2008